As filed with the Securities and Exchange Commission on June 11, 1996

                             AMENDMENT NO. 1 TO REGISTRATION NO. 333-4157
              Post-Effective Amendment No. 2 to REGISTRATION NO. 33-59451


                    SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                 AMENDMENT NO. 1
                                        TO
                                    FORM S-3

           Registration Statement and Post-Effective Amendment No. 2 under the
                            Securities Act of 1933
                            ----------------------

                             DIAMOND SHAMROCK, INC.

             (Exact Name of Registrant as specified in its charter)

          Delaware                                74-2456753
    (State or other jurisdiction of        (I.R.S. Employer Identification

     incorporation or organization)                Number)

                          9830 Colonnade Boulevard
                          San Antonio, Texas 78230
                              (210) 641-6800

                (Address, including zip code, and telephone number,
                   including area code, of Registrant's principal
                               executive offices)
                             ---------------------

                           TIMOTHY J. FRETTHOLD, ESQ.
            SENIOR VICE PRESIDENT/GROUP EXECUTIVE AND GENERAL COUNSEL
                         9830 COLONNADE BOULEVARD
                         San Antonio, Texas 78230
                              (210) 641-6800

                (Name, address, including zip code, and telephone
                number, including area code, of agent for service)
                            -----------------------

                               Copies to:

     ROBERT A. PROFUSEK, ESQ.                JOHN B. TEHAN, ESQ.
     JONES, DAY, REAVIS & POGUE              SIMPSON THACHER & BARTLETT
     599 LEXINGTON AVENUE                    425 LEXINGTON AVENUE
     30TH FLOOR                              NEW YORK, NEW YORK 10017
     NEW YORK, NEW YORK 10022                (212) 455-2000
     (212) 326-3800
     --------------------                    --------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, as amended (the
"Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
Registration Statement number of the earlier effective
Registration Statement for the same offering. [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box. [   ]

                 CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount to Proposed Maximum Proposed Maximum    Amount of
Securities to be        be      Offering Price  Aggregate Offering Registration
   Registered(1)    Registered    Per Share       Price (4) (5)         Fee
                                  (2)(3)(4)

Debt Securities
Debt Warrants
Preferred Stock
Preferred Stock
 Warrants
Common Stock(6)
Common Stock
Warrants

     Total               -              -        $100,000,000     $34,482.76(7)

(1) This Registration Statement also covers (i) Debt Securities, Common Stock, and Preferred Stock which may be issued upon the exercise of Securities Warrants, and (ii) such indeterminate amount of Debt Securities, Common Stock, and/or Preferred Stock as may be issued in exchange for, or upon conversion of, as the case may be, of the securities registered hereunder. Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.


(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(4) In United States Dollars or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency units.

(5) Estimated solely for purposes of calculation of the registration fee pursuant to Rule 457(o) of the Securities Act.

(6) Includes Preferred Stock Purchase Rights ("Rights"). The Rights are associated with and trade with the Common Stock. See "Preferred
Stock-Preferred Stock Purchase Rights" in the prospectus contained herein. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock.


(7) The Prospectus contained herein relates to $150,000,000 of securities registered under Registration Statement No. 33-59451 in addition to the $100,000,000 of securities registered hereby, which remain unsold at the date of this Registration Statement and are being carried forward. A filing fee of $51,724.14 was paid in connection with the registration of securities under Registration Statement No. 33-59451.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     In accordance with Rule 429 under the Securities Act, the Prospectus contained herein also relates to $150,000,000 of unsold securities covered by Registration Statement No. 33-59451 of the Registrant.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


     SUBJECT TO COMPLETION, DATED June 11, 1996



PROSPECTUS

                          $250,000,000

                     DIAMOND SHAMROCK, INC.

Debt Securities                              Preferred Stock
Common Stock                                 Securities Warrants

     Diamond Shamrock, Inc. (the "Company") may, from time to time, offer or solicit offers to purchase its (i) secured or unsecured senior debt securities, (the "Debt Securities"); (ii) warrants to purchase the Debt Securities (the "Debt Warrants");
(iii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); (iv) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"); (v) shares of common stock, par value $0.01 per share (the "Common Stock"); and (vi) warrants to purchase shares of Common Stock ("Common Stock Warrants"), having an aggregate initial public offering price not to exceed $250,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units, on terms to be determined at the time of sale (the Debt Warrants, Preferred Stock Warrants and Common Stock Warrants being referred to herein collectively as the "Securities Warrants"). The Debt Securities, Preferred Stock, Common Stock and Securities Warrants offered hereby (collectively, the "Offered Securities") may be offered separately or as units with other Offered Securities, in separate series, in amounts, at prices, and on terms, to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, including, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, coin or currency in which principal, premium, if any, and interest, if any, will be payable, any terms for redemption, exchange, or conversion, any terms for sinking fund payments; (ii) in the case of Preferred Stock, the specific title and stated value, number of shares, the dividend, liquidation, exchange, redemption, conversion, voting, and other rights, and the initial public offering price;
(iii) in the case of Common Stock, the number of shares and the initial public offering price; (iv) in the case of Securities Warrants, the designation and the number of securities issuable upon their exercise, the duration, offering price, exercise price, number and detachability thereof; and (v) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities, will be set forth in the accompanying Prospectus Supplement.

     The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS PROSPECTUS.
    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Offered Securities may be sold directly to purchasers or through underwriters, dealers, or agents. If any underwriters, dealers, or agents are involved in the sale of any Offered Securities, their names and any applicable fee, commission, or discount arrangements will be set forth in the Prospectus Supplement. The principal amount or number of shares of Offered Securities, the purchase price thereof, and the net proceeds to the Company from sales of Offered Securities will be set forth in the Prospectus Supplement. The net proceeds to the Company of the sale of Offered Securities will be the purchase price of such Offered Securities less attributable issuance expenses, including underwriters', dealers', or agents' compensation arrangements. See "Plan of Distribution" for indemnification arrangements for underwriters, dealers, and agents.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus
Supplement.


     The date of this Prospectus is June  , 1996


     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT DELIVERED HEREWITH AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER, OR AGENT. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OFFERED SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT AUTHORIZED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the public reference facilities maintained by the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Documents filed by the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange certain of the Company's securities are listed.

     This Prospectus constitutes a part of a Registration
Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Prospectus omits certain of the information contained in the Registration
Statement, and reference is hereby made to the Registration
Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.
Each such statement is qualified in its entirety by such reference.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates into this Prospectus by reference the Company's (i) Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K"), filed pursuant to the Exchange Act, which contains the consolidated financial statements of the Company and the report thereon of Price Waterhouse LLP, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and (iii) Current Report on Form 8-K/A, dated December 14, 1995 filed with the Commission on February 14, 1996.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Investor Relations, Diamond Shamrock, Inc., P.O.
Box 696000, San Antonio, Texas 78269-6000 (telephone 210-641-6800).

                           THE COMPANY

     Diamond Shamrock, Inc. is the leading independent refiner and marketer of petroleum products in the southwestern United States, and the largest convenience store operator and retail marketer of gasoline in the state of Texas. Its principal activities consist of crude oil refining, wholesale marketing of petroleum products, and retail marketing of petroleum products and merchandise through Company-operated retail outlets. In addition, the Company processes petrochemicals and is engaged in the marketing, distribution, and storage of natural gas liquids.

     The Company's principal executive offices are located at 9830 Colonnade Boulevard, San Antonio, Texas 78230 (in person);
P.O. Box 696000, San Antonio, Texas 78269-6000 (by mail). Its telephone number is 210-641-6800.

                         EARNINGS RATIOS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the three-month periods ended March 31, 1996 and 1995 and for each of the years in the five-year period ended December 31, 1995. For purposes of computing such ratios, earnings consist of income before income taxes and fixed charges, and fixed charges consist of interest on outstanding debt, amortization of debt issuance expense, and one-third of rental payments on operating leases (such amount having been deemed by the Company to represent the interest portion of such payments).

                       Three Months
                         Ended
                        March 31            Year Ended December 31,
                      1996     1995     1995    1994    1993    1992    1991


Ratio of Earnings to
Fixed Charges          1.5     1.5       2.0     3.2     2.0     1.7     2.1


Ratio of Earnings to
Combined Fixed Charges
and Preferred Stock
Dividends              1.4     1.4       1.9     2.9     1.8     1.7     2.1

                         USE OF PROCEEDS

     The Offered Securities may be offered by the Company from time to time when market conditions are determined by the Company to be favorable. Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be added to the Company's funds and used for general corporate purposes.

                 DESCRIPTION OF DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions do not apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities to which this Prospectus relates will be issued under an Indenture dated as of December 15, 1989 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Numerical references in parentheses below are to sections in the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

General

     The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. All Debt Securities will be unsecured and will rank pari passu with all other unsecured unsubordinated indebtedness of the Company. The Company is primarily a holding company and the Debt Securities will not be guaranteed by any of the Company's Subsidiaries. As a result, the right of creditors of the Company upon its liquidation, reorganization, or otherwise is necessarily subject to the claims of creditors of the Company's Subsidiaries, except to the extent that claims of the Company itself as a creditor of any of its Subsidiaries may be recognized. Except as described below, the Indenture does not limit the amount of other indebtedness or securities which may be issued by the Company.

     Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms of such series of Offered Debt
Securities: (i) the designation, aggregate principal amount, and authorized denominations of such Offered Debt Securities; (ii) the purchase price of such Offered Debt Securities (expressed as a percentage of the principal amount thereof); (iii) the date or dates on which such Offered Debt Securities will mature; (iv) the rate or rates per annum, if any (which may be fixed or variable), at which such Offered Debt Securities will bear interest or the method by which such rate or rates will be determined; (v) the dates on which such interest will be payable and the record dates for payment of interest, if any; (vi) the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on such Offered Debt Securities will be payable; (vii) the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of the Company to repurchase Offered Debt Securities;
(viii) whether such Offered Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Debt Securities ("Global Securities") and, if so, the identity of the depositary, if any, for such Global Security or Securities; and (ix) any other additional provisions or specific terms which may be applicable to that series of Offered Debt Securities.

     Principal, premium, if any, and interest, if any, will be payable, and the Debt Securities will be transferable or exchangeable, at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, The City of New York, provided that payment of interest on any Debt Securities may, at the option of the Company, be made by check mailed to the registered holders. Interest, if any, will be payable on any Interest Payment Date to the persons in whose names the Debt Securities are registered at the close of business on the record date with respect to such Interest Payment Date (Sections 305, 307 and 1202).

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Sections 302 and 305).

     Some or all of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

     The Indenture does not contain provisions permitting the holders of the Debt Securities to require prepayment in the event of a change in the management or control of the Company, or in the event the Company enters into one or more highly leveraged transactions, nor are any such events deemed to be events of default under the terms of the Indenture. Should the terms of any note representing any Offered Debt Securities contain such provisions, such provisions will be described in the applicable Prospectus Supplement.

Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depositary located in the United States (a "Depositary") identified in the Prospectus Supplement relating to such series.

     The specific terms of the depositary arrangements with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in an applicable Prospectus
Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt
Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global
Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security.
Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form, and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities.
None of the Company, the Trustee, any Paying Agent, or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global
Security for such Debt Securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium, or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. However, the Company has no control over the practices of the Depositary and/or the participants and there can be no assurance that these practices will not be changed.

     A Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Section 304). If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for the Global Security or Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

Limitations on the Company and Certain Subsidiaries

     Limitations on Mortgages. The Indenture provides that neither the Company nor any Subsidiary of the Company will issue, assume, or guarantee any notes, bonds, debentures, or other similar evidences of indebtedness for money borrowed
("Debt") secured by any mortgages, liens, pledges, or other encumbrances ("Mortgages") upon any asset or any interest it may have therein or of or upon any stock or indebtedness of any Subsidiary, whether now owned or hereafter acquired, without effectively providing that all Debt Securities issued under the Indenture (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the Debt Securities) will be secured equally and ratably with (or prior to) such Debt so long as such Debt will be so secured, except that this restriction will not apply to: (i) Mortgages securing the purchase price or cost of construction of property (or additions, substantial repairs, alterations, or substantial improvements thereto if the amount of such Debt does not exceed the cost thereof), provided such Debt and the Mortgages are incurred within 18 months of the acquisition or completion of construction and full operation, or the completion of such repairs, alterations, or improvements, as the case may be; (ii)
Mortgages existing on property at the time of its acquisition by the Company or a Subsidiary or on the property of a corporation at the time of the acquisition of such corporation by the Company or a Subsidiary (including acquisitions through merger or consolidation); (iii) Mortgages to secure Debt on which the interest payments are exempt from federal income tax under Section 103 of the Internal
Revenue Code of 1986, as amended (the "Code"); (iv) in the case of a Subsidiary, Mortgages in favor of the Company or a Subsidiary; (v) Mortgages existing on the date of the Indenture; (vi) certain Mortgages incurred in the ordinary course of business and Mortgages to governmental entities; (vii) Mortgages incurred in connection with the borrowing of funds if within 120 days such funds are used to repay Debt in the same principal amount secured by other Mortgages on assets or receivables having a fair market value (as determined by the chief financial officer of the Company) at least equal to the fair market value of the assets or receivables which secure the new Mortgage; (viii)
Mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the property or equipment subject to such Mortgage arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Code (or any similar provision adopted hereafter); (ix) Mortgages on accounts receivable of the Company or its Subsidiaries which secure obligations not exceeding at any time the lesser of 90% of Consolidated Receivables (as defined below) or $100,000,000, provided that the dollar limitation of $100,000,000 will increase at a compounded rate of 10% each April 1, with the first such increase effective on April 1, 1990 and subsequent increases to be effective on and as of each succeeding April 1, provided further, however, that in no event will such dollar limitation exceed $300,000,000; and (x) any extension, renewal, or replacement of any Mortgage referred to in the foregoing clauses
(i) through (ix), provided the dollar amount secured is not increased (Section 1205).

     Limitations on Sale and Lease-Back Transactions. The Indenture provides that neither the Company nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any asset owned by it with any person (other than the Company or a Subsidiary) unless either (i) the Company or such Subsidiary would be entitled, pursuant to the provisions described in clauses (i) through (x) under "Limitations on Mortgages" above, to incur Debt secured by a Mortgage on the asset to be leased without equally and ratably securing the Debt Securities, or (ii) the Company during or immediately after the expiration of 120 days after the effective date of such transaction applies to the voluntary retirement of its Funded Debt an amount equal to the greater of the net proceeds of the sale of the property leased in such transaction or the fair market value (as determined by the chief financial officer of the Company) of the leased property at the time such transaction was entered into, in each case net of the principal amount of all Debt Securities delivered under the Indenture (Section
1206).

     Exempted Transactions. Notwithstanding the foregoing, the Company and any one or more Subsidiaries may, without securing the Debt Securities, issue, assume, or guarantee Debt secured by Mortgages and enter into Sale and Lease-Back Transactions which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Debt of the Company and its Subsidiaries secured by Mortgages (not including Debt permitted to be secured pursuant to clauses
(i) through (x) under "Limitations on Mortgages" above) and the aggregate Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions (not including those permitted as described under "Limitations on Sale and Lease-Back Transactions" above), does not exceed 15% of Consolidated Net Tangible Assets (as defined below) of the Company and its consolidated Subsidiaries (Section 1207).

     Certain Definitions.  The term "Consolidated Net Tangible
Assets" at any date means the total assets shown on a consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with generally accepted accounting principles, less (i) all current liabilities, and (ii) goodwill and like intangibles included on such balance sheet. The term
"Attributable Debt" means (a) as to any capitalized lease obligations, the Debt carried on the balance sheet in accordance with generally accepted accounting principles, and (b) as to any operating leases, the total net amount of rent required to be paid under such leases during the remaining term thereof discounted at the rate of 1% per annum over the weighted average yield to maturity of all Debt Securities issued and outstanding under the Indenture, including any outstanding Debt Securities, compounded semi-annually. The term "Consolidated Receivables" at any date means the aggregate amount of all accounts receivable of the Company and its Subsidiaries at the end of the most recent fiscal quarter, as shown on the consolidated balance sheet of the Company and its Subsidiaries in respect of such quarter, or in respect of the fiscal year in the case of the fourth quarter
(Section 101).

Events of Default

     The following are "Events of Default" under the Indenture with respect to Debt Securities of any series: (i) failure to pay principal of or any premium on any Debt Security of that series when due; (ii) failure to pay any interest on any Debt
Security of that series when due, and the continuation of such failure for 30 days; (iii) failure to deposit any sinking fund payment in respect of any Debt Security of that series when due;
(iv) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than the series), continued for 60 days after written notice as provided in the Indenture; (v) certain events in bankruptcy, insolvency, or reorganization; (vi) indebtedness for borrowed money of the Company or any Subsidiary in excess of $10,000,000 (whether such indebtedness now exists or is hereafter created) is not paid at final maturity or becomes or is declared due and payable prior to the date or dates on which such indebtedness would otherwise have become due and payable as a result of the occurrence of one or more events of default as defined in any mortgages, indentures, or instruments under which such indebtedness may have been issued or by which such indebtedness may have been secured, and such failure to pay shall not be cured or such acceleration or accelerations, as the case may be, shall not be rescinded, annulled, or cured, in any case prior to the expiration of 30 days after the date such failure to pay or acceleration or accelerations occurred; and (vii) any other Event of Default provided with respect to Debt Securities of that series (Section
501). If any Event of Default with respect to Debt Securities of any series at any time outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt
Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).

     The Indenture provides that, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series (Section 512).

     The Company is required to furnish the Trustee annually with a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance (Section 1208).

Modification and Waiver

     Modifications of and amendments to the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than two-thirds in aggregate principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest, if any, on, any Debt Security, (ii) reduce the principal amount of, or any premium or interest on, any Debt Security, (iii) reduce the amount of principal of Discount Securities payable upon acceleration of the stated maturity thereof, (iv) change the currency of payment of principal of, or any premium or interest on, any Debt Security,
(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or (vi) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (Section 1102).

     The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default in the payment of principal or any premium or interest or a covenant or provision that cannot be modified or amended without the consent of the Holders of each outstanding Debt Security affected thereby (Section 513).

Consolidation, Merger, Sale, or Lease of Assets

     The Company, without the consent of the Holders of any of the outstanding Debt Securities under the Indenture, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any corporation organized under laws of any domestic jurisdiction, provided that the successor corporation assumes the Company's obligations on the Debt
Securities and that under the Indenture, after giving effect to the transactions, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met
(Section 1001).

Defeasance

     The Indenture provides that the Company, at its option, (i) will be discharged from any and all obligations in respect of any series of Debt Securities (except for certain obligations to register the transfer or exchange of the Debt Securities; replace stolen, lost, or mutilated Debt Securities; maintain paying agencies; and hold money for payment in trust), or (ii) will not be subject to provisions of the Indenture concerning limitations upon Mortgages; Sale and Lease-Back Transactions; and consolidation, merger, and sale of assets, in each case if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all principal, premium, if any, and interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, the Company is required, among other things, to deliver an opinion of counsel to the Trustee to the effect that (a) the Company has received from or there has been published by the Internal Revenue Service a ruling to the effect that the deposit and related defeasance would not cause the Holders of such series of Debt Securities to recognize income, gain, or loss for United States federal income tax purposes and (b) if such series of Debt Securities are then listed on any national securities exchange, such Debt Securities would not be delisted from such exchange as a result of the exercise of such option (Article Fifteen).

Notices

     Notices to Holders will be given by mail to the addresses of such Holders as they appear in the Security Register
(Sections 101, 105).

Governing Law

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New
York (Section 111).

Concerning the Trustee

     The Trustee has normal banking relationships with the Company.

                  DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock is subject to the detailed provisions of the Company's Certificate of Incorporation (the "Certificate"). These statements do not purport to be complete and are qualified in their entity by reference to the terms of the Certificate, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Under the Certificate, the Company has the authority to issue 25,000,000 shares of Preferred Stock, $.01 par value, and 75,000,000 shares of Common Stock, $.01 par value. As of May 31, 1996, 1,725,000 shares of the Company's 5% Cumulative Convertible Preferred Stock and 29,290,718 shares of Common Stock were issued, and no shares of Common Stock were held in treasury. The outstanding shares of Common Stock and Preferred Stock are fully paid and nonassessable. As of such date, 1,336,029 shares of Common Stock were reserved for issuance pursuant to the Company's 1987 and 1990 Long-Term Incentive Plans, and 750,000 shares of the Company's Series A Junior Participating Preferred Stock, $.01 par value, were reserved for issuance pursuant to the Rights Agreement (the "Rights Agreement"), dated March 6, 1990, between the Company and Society National Bank, as Rights Agent. See "-Preferred Stock
- -- Preferred Stock Purchase Rights." An additional 3,254,716 shares of Common Stock are reserved for issuance upon conversion of the Company's outstanding 5% Cumulative Convertible Preferred Stock. See "5% Cumulative Convertible Preferred Stock."


Preferred Stock

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Preferred Stock. The description set forth below is subject to and qualified in its entirety by reference to the Certificate and the form of Certificate of Designations (the "Designation") establishing a particular series of Preferred Stock which will be filed with the Commission in connection with the offering of such series of Preferred Stock.

     General. Under the Certificate, the Board of Directors of the Company (the "Board of Directors") is authorized, without further shareholder action, to provide for the issuance of up to 25,000,000 shares of Preferred Stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each such series. The Company may amend the Certificate from time to time to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of a majority of the outstanding shares of all series of Preferred Stock voting together as a single class without regard to series. As of the date of this Prospectus, the Company has one series of Preferred Stock outstanding.

     The Preferred Stock will have the dividend, liquidation, redemption, conversion, and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including,
(i) the title and liquidation preference per share of such Preferred Stock and the number of shares offered; (ii) the price at which such Preferred Stock will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such Preferred Stock; (v) any conversion or exchange provisions of such Preferred Stock; (vi) the voting rights, if any, of such Preferred Stock; and (vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations, and restrictions of such Preferred Stock. The Preferred Stock will, when issued, be fully paid and nonassessable.

     Dividend Rights. The Preferred Stock will be preferred over the Common Stock as to payment of dividends. Before any dividends or distributions on the Common Stock shall be declared and set apart for payment or paid, the holders or shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) when, as, and if declared by the Board of Directors, at the rate and on the date or dates as set forth in the Prospectus Supplement. With respect to each series of Preferred Stock, the dividends on each share of such series with respect to which dividends are cumulative shall be cumulative from the date of issue of such share unless some other date is set forth in the Prospectus Supplement relating to any such series. Accruals of dividends shall not bear interest.

     Rights Upon Liquidation. The Preferred Stock shall be preferred over the Common Stock as to assets so that the holders of each series of Preferred Stock shall be entitled to be paid, upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, and before any distribution is made to the holders of Common Stock, the amount set forth in the Prospectus Supplement relating to any such series, but in such case the holders of such series of Preferred Stock shall not be entitled to any other or further payment. If upon any such liquidation, dissolution, or winding up of the Company its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, the entire remaining net assets of the Company shall be distributed among the holders of each series of Preferred Stock in amounts proportionate to the full amounts to which the holders of each such series are respectively so entitled.

     Redemption and Conversion. All shares of any series of Preferred Stock shall be redeemable to the extent set forth in the Prospectus Supplement relating to any such series. All shares of any series of Preferred Stock shall be convertible into shares of Common Stock or into shares of any other series of Preferred Stock to the extent set forth in the Prospectus Supplement relating to any such series.

     Voting Rights. All shares of any series of Preferred Stock shall have the voting rights set forth in the prospectus supplement relating to any such series.

     5% Cumulative Convertible Preferred Stock. In June 1993, the Company issued 1,725,000 shares of 5% Cumulative Convertible Preferred Stock, $.01 par value per share (the "5% Preferred Stock"). Each share of 5% Preferred Stock has a liquidation preference of $50.00 per share, plus accrued and unpaid dividends thereon. Cash dividends on the 5% Preferred Stock are cumulative from the date of original issue at an annual rate of $2.50 per share and are payable quarterly in arrears. Shares of 5% Preferred Stock are convertible at any time at the option of the holder into shares of Common Stock of the Company at a conversion price of $26.50 per share of Common Stock, which is equivalent to a conversion rate of approximately 1.8868 shares of Common Stock for each share of 5% Preferred Stock, subject to adjustment in certain circumstances.

     The shares of 5% Preferred Stock are not redeemable prior to June 15, 1996. On and after such date and from time to time until June 14, 2000, the 5% Preferred Stock will be redeemable, in whole or in part, at the option of the Company, for such number of shares of Common Stock as are issuable at the conversion price for each share of 5% Preferred Stock. The Company may exercise this option only if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such 30 trading-day period, the closing price of the Company's Common Stock on the New York Stock Exchange exceeds $34.45, subject to adjustment in certain circumstances. On and after June 15, 2000, the 5% Preferred Stock will be redeemable for cash at a redemption price equivalent to $50 per share, plus accrued and unpaid dividends. Shares of 5% Preferred Stock are not be entitled to the benefit of any sinking fund.

     Preferred Stock Purchase Rights. 750,000 shares of Series A Junior Participating Preferred Stock, $.01 par value ("Junior Preferred Stock"), are reserved for issuance pursuant to the Rights Agreement. Pursuant to the Rights Agreement, one right (a "Right") to purchase 1/100th of a share of Junior Preferred Stock (structured so as to be substantially the equivalent of Common Stock) is attached to each issued and outstanding share of Common Stock. The Rights are not exercisable and are attached to, and may not trade separately from, the Common Stock unless certain change of control events occur.

Common Stock

     The holders of the Company's Common Stock are entitled to one vote per share on all matters voted on by the stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors of the Company with respect to any series of Preferred Stock, the holders of such shares will exclusively possess all voting power. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common
Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. No holder of Common Stock has any preemptive right to subscribe to any securities of the Company of any kind or class. The Company's
Common Stock is listed on the New York Stock Exchange and prices are reported by the New York Stock Exchange Composite Tape under the symbol DRM. The Transfer Agent and Registrar of the Company's Common Stock is KeyCorp Shareholder Services, Inc.,
Cleveland, Ohio.

Certain Provisions of the Certificate and By-laws

     The Certificate and By-laws of the Company contain certain provisions which may have the effect of delaying, deferring, or preventing a change of control of the Company. The Certificate provides that the Board shall be divided into three classes, with directors serving three-year terms, and limits the ability of stockholders to change the number of directors. Special meetings of the Company's stockholders may only be called by the Board of Directors or the Chairman of the Board, and any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders. In addition, the Board has generally the authority, without further action by stockholders, to fix the relative powers, preferences, and rights of the unissued shares of Preferred Stock. Provisions which could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption, or conversion rights, could be included in such Preferred Stock. See "Preferred Stock."

     Under the Certificate, holders of Common Stock are entitled to cumulative voting rights in certain limited circumstances in which the Company becomes aware that a stockholder of the Company (other than the Company or a subsidiary of the Company) has become the beneficial owner, directly or indirectly, of 30% or more of the outstanding capital stock of the Company entitled to vote generally in the election of Company directors. Holders of Common Stock are not otherwise entitled to cumulative voting rights. Under cumulative voting, a stockholder may multiply the number of shares owned by the number of directors to be elected, and cast that total number of votes in any proportion among as many nominees as the stockholder desires.

     The By-laws of the Company contain certain requirements concerning advance notice of (i) nominations by stockholders of persons for election to the Board, and (ii) other matters introduced by stockholders at annual meetings.

               DESCRIPTION OF SECURITIES WARRANTS

     The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Securities
Warrants may be issued independently or together with Debt
Securities, Preferred Stock or Common Stock offered by any
Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities
Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Securities
Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Securities Warrants. The
Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. The following summary of certain provisions of the Securities Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Securities Warrant Agreements.

     Reference is made to the Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby for the terms of such Securities Warrants, including, where applicable: (i) the designation, aggregate principal amount, currencies, denominations, and terms of the series of Debt Securities purchasable upon exercise of Debt Warrants and the price at which such Debt Securities may be purchased upon such exercise; (ii) the designation, number of shares, stated value, and terms (including, without limitation, liquidation, dividend, conversion, and voting rights) of the series of Preferred Stock purchasable upon exercise of Preferred Stock Warrants and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (iii) the number of shares of Common Stock purchasable upon the exercise of Common Stock Warrants and the price at which such number of shares of Common Stock may be purchased upon such exercise; (iv) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (v) United States federal income tax consequences applicable to such Securities Warrants; and (vi) any other terms of such Securities Warrants. Preferred Stock Warrants and Common Stock Warrants will be offered and exercisable for U.S. dollars only. Securities Warrants will be issued in registered form only. The exercise price for Securities Warrants will be subject to adjustment in accordance with the applicable Prospectus Supplement.

     Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Securities Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus
Supplement.  After the close of business on the Expiration Date
(or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Securities Warrants.

     Prior to the exercise of any Securities Warrants to purchase Debt Securities, Preferred Stock, or Common Stock, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities, Preferred Stock, or Common
Stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise, or to exercise any applicable right to vote.

                      PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities to which this Prospectus relates to or for resale to the public through one or more underwriters, acting alone or in underwriting syndicates led by one or more managing underwriters, and also may sell such Offered Securities directly to other purchasers or dealers or through agents.

     The distribution of Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Each
Prospectus Supplement will describe the method of distribution of the Offered Securities.

     In connection with the sale of Offered Securities, such underwriters, dealers, and agents may receive compensation from the Company, or from purchasers of Offered Securities for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters, dealers, and agents that participate in the distribution of Offered Securities and, in certain cases, direct purchasers from the Company, may be deemed to be "underwriters" and any discounts or commissions received by them and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers, or agents will be identified and any such compensation will be described in the applicable Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of Offered Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. The place and time of delivery for Offered Debt Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.


                          LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by Timothy J. Fretthold, Esq., Senior Vice President/Group Executive and General Counsel of the Company, and for the underwriters, dealers, or other agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. As of May 31, 1996, Mr. Fretthold beneficially owned 55,851 shares of Common Stock of the Company, including 29,464 shares which he had the right to acquire within 60 days through the exercise of employee stock options.

                             EXPERTS

     The financial statements incorporated in this Prospectus by reference to the 1995 Form 10-K have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information of the Company for the three-month periods ended March 31, 1996 and 1995, incorporated by reference in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 10, 1996, incorporated by reference herein, states that they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of
Section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by Price Waterhouse LLP within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements of National Convenience Stores Incorporated for the year ended June 30, 1995 incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K/A (dated December 14, 1995 and filed with the Commission on February 14, 1996) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated September 19, 1995 (insofar as it relates to the consolidated financial statements of National Convenience Stores Incorporated for the year ended June 30, 1995), which is incorporated herein by reference, and such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Estimated expenses in connection with the issuance and
distribution of the securities to be registered, other than
underwriters' or agents' discounts and commissions, are as
follows:
     Registration Fee                             $ 34,483
     Blue Sky Fees and Expenses                     10,000
     Printing Expenses                              15,000
     Legal Fees and Expenses                        20,000
     Accounting Fees and Expenses                   10,000
     Indenture Trustee Fees and Expenses             1,500
     Miscellaneous                                   4,017

          Total                                   $ 95,000

 Item 15. Indemnification of Directors and Officers

     Set forth below is a description of Article Tenth ("Article
Tenth") of the Certificate. This description is intended as a summary only and is qualified in its entirety by reference to the Certificate.

     Elimination of Liability in Certain Circumstances. Article Tenth protects the Company's directors against monetary damages for breaches of their fiduciary duty of care, except as set forth below. Under the Delaware General Corporation Law (the "Delaware Law"), absent Article Tenth, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Tenth eliminates director liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit.

     Article Tenth does not limit a stockholder's ability to pursue injunctive or other equitable relief and does not apply to claims arising under violations of the federal securities laws.

     Indemnification and Insurance. Under Delaware Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation such as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     Article Tenth provides, in general, that each person who was or is made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company (or was serving at the request of the Company as a director, officer, employee, or agent for another entity) will be indemnified and held harmless by the Company, to the full extent authorized by Delaware Law, as currently in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability, or loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Article Tenth provides that persons indemnified thereunder may bring suit against the Company to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expenses of bringing such a suit will be reimbursed by the Company. Article Tenth further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under Delaware Law, the burden of proving the defense will be on the Company and neither the failure of the Company's Board to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Article Tenth provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees, or agents against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under Delaware Law. Finally, Article Tenth provides that the rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred therein will not be exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate or the Company's By-laws, agreement, or vote of stockholders or disinterested directors, or otherwise.

     The Company and each of the Directors have entered into indemnification agreements providing for indemnification that is broader than that provided by Article Tenth. Each of the Directors of the Company is entitled to indemnification pursuant to the indemnification agreements whether the Director's acts, failures to act, neglect, or breach of duty giving rise to the right to indemnity thereunder occurred prior or subsequent to the date of such agreement. Such right, however, is not available with respect to acts, failures to act, neglect, or breaches of duty of a Director occurring prior to the date such person was elected as a Director of the Company and does not apply to acts, failures to act, neglect, or breaches of duty of any Director of the Company while acting in such Director's prior position, if any, with Maxus Energy Corporation, the Company's former parent company.

Item 16. Exhibits

Exhibit No.   Description

     1.1   -- Agency Agreement, dated January 25, 1990 (filed as
              Exhibit 1.1 to the Registration Statement, File No.
              33-32024 ("Registration Statement No. 33-32024") and incorporated herein by reference).

     1.2   -- Amendment No. 1 to the Agency Agreement (filed as
              Exhibit 1.2 to the Registration Statement, File No.
              33-43502 and incorporated herein by reference).

     1.3   -- Amendment No. 2 to the Agency Agreement (filed as
              Exhibit 1.3 to the Registration Statement, File
              No. 33-58744 and incorporated herein by reference).

   **1.4   -- Amendment No. 3 to the Agency Agreement.


    *1.5   -- Underwriting Agreement Standard Provisions(filed as
              Exhibit 1.5 to the Registration Statement No.
              33-59451 ("Registration Statement 33-59451") and incorporated herein by reference).

     4.1 -- Indenture, dated as of December 15, 1989, between the Company and The First National Bank of Chicago, as trustee (filed as Exhibit 4.1 to Registration Statement No. 33-32024 and incorporated herein by reference).

     4.2 -- Forms of Medium-Term Notes (filed as Exhibit 4.2 to the Registration Statement, File No. 33-67556 ("Registration Statement No. 33-67556") and incorporated herein by reference).

     4.3   -- Certificate of Incorporation of the Company (filed as
              Exhibit 3.1 to the Company's Form 10 Registration No. 1-9409 (the "Form 10") and incorporated herein by reference).

     4.4   -- By-laws of the Company (filed as Exhibit 3.2 to the
              Form 10 and incorporated herein by reference).

     4.5   -- Form of Common Stock Certificate (filed as Exhibit
              4.3 to the Form 10 and incorporated herein by reference).

     4.6 -- Form of Right Certificate (filed as Exhibit 1 to the Company's Form 8-A Registration Statement, dated March 6, 1990 (the "Form 8-A"), and incorporated herein by reference).

     4.7 -- Rights Agreement, dated as of March 6, 1990, between the Company and Ameritrust Company National
              Association (filed as Exhibit 2 to the Form 8-A and incorporated herein by reference).

     4.8   -- Form of Certificate of Designations of Series A
              Junior Participating Preferred Stock (filed as
              Exhibit 3 to the Form 8-A and incorporated herein by reference).

  ***4.9   -- Form of Warrant Agreement for Debt Securities.


  ***4.10  -- Form of Warrant Certificate for Debt Securities.


  ***4.11  -- Form of Warrant Agreement for Preferred Stock.


  ***4.12  -- Form of Warrant Certificate for Preferred Stock.


  ***4.13  -- Form of Warrant Agreement for Common Stock.


  ***4.14  -- Form of Warrant Certificate for Common Stock.

    *5.1   -- Opinion of Timothy J. Fretthold, Esq., Senior
              Vice-President/Group Executive and General Counsel regarding legality of Offered Securities registered under Registration Statement No. 33-59451

   **5.2   -- Opinion of Timothy J. Fretthold, Esq., Senior
              Vice-President/Group Executive and General Counsel regarding legality of Offered Securities registered under this Registration Statement.

  **12.1  --  Computation of ratio of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the three-month periods ended
              March 31, 1996 and 1995 and for each of the five years ended December 31, 1995.


    15.1  --  Independent Accountants Awareness Letter

    23.1  --  Consent of Price Waterhouse LLP.

    23.2  --  Consent of Timothy J. Fretthold, Esq. (included in
              Exhibit 5.1 and Exhibit 5.2).

    23.3  --  Consent of Deloitte & Touche, L.L.P.

   *24.1  --  Powers of Attorney of directors and officers of the
              Company relating to Registration Statement
              No. 33-59451.

   *24.2  --  Power of Attorney of the Company relating to
              Registration Statement 33-59451.

   *24.3  --  Certified copy of resolutions of the Board of
              Directors of the Company relating to Offered
              Securities registered under Registration
              Statement 33-59451.

  **24.4   -- Powers of Attorney of directors and officers of the
              Company relating to this Registration Statement


  **24.5   -- Power of Attorney of the Company relating to this
              Registration Statement


  **24.6   -- Certified copies of resolutions of the Board of
              Directors of the Company relating to the Offered
              Securities registered under this registration statement.


  **25.1  --  Statement as to the eligibility of the Trustee under the Indenture.


*  Previously filed as part of Registration Statement No. 33-59451.

** Previously filed.

*** To be filed as an Exhibit to Form 8-K in reference to the specific offering of Securities Warrants to which it relates.


Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement and/or Registration Statement No. 33-59451:

           (i)      To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of
                    1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or
                    Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement and/or Registration Statement No. 33-59451 (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and/or Registration Statement No. 33-59451, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement and/or Registration Statement No. 33-59451 or any material change to such information in this Registration Statement and/or Registration Statement No. 33-59451;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement and/or Registration Statement No. 33-59451 shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 333-4157 and post-Effective Amendment No. 2 to Registration Statement No. 33-59451 to be signed on its behalf by the undersigned, thereunto duly authorized pursuant to Powers of Attorney executed on behalf of the Registrant and previously filed with the Securities and Exchange Commission or contemporaneously filed herewith in the City of San Antonio, State of Texas on June 11, 1996.


                              DIAMOND SHAMROCK, INC.




                              By /S/ TODD WALKER

                                     Todd Walker
                                     Attorney in Fact




   Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement No. 333-4157 and Post-Effective Amendment No. 2 to Registration Statement No. 33-59451 has been signed on June 11, 1996 by the following persons in the capacities indicated below.

     Signature                          Title

R. R. HEMMINGHAUS*                 Chairman, President, and
R. R. Hemminghaus                  Chief Executive Officer
                                   (Principal Executive
                                   Officer) and Director

ROBERT C. BECKER*                  Vice President and Treasurer

Robert C. Becker                   (Principal Financial Officer)

GARY E. JOHNSON*                   Vice President and Controller

Gary E. Johnson                    (Principal Accounting Officer)

B. CHARLES AMES*                   Director
B. Charles Ames

E. GLENN BIGGS*                    Director
E. Glenn Biggs

W. E. BRADFORD*                    Director
W. E. Bradford

LAURO F. CAVAZOS*                  Director
Lauro F. Cavazos

W. H. CLARK*                       Director
W. H. Clark

WILLIAM L. FISHER*                 Director
William L. Fisher

KATHERINE D. ORTEGA*               Director
Katherine D. Ortega

BOB MARBUT*                        Director
Bob Marbut

     * The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange
Commission.

                              /S/  TODD WALKER

                                   Todd Walker
                                   Attorney-in-Fact


                     INDEX TO EXHIBITS

 Exhibit
  Number                  Exhibit

     1.1   -- Agency Agreement, dated January 25, 1990 (filed as
              Exhibit 1.1 to the Registration Statement, File No.
              33-32024 ("Registration Statement No. 33-32024") and incorporated herein by reference).

     1.2   -- Amendment No. 1 to the Agency Agreement (filed as
              Exhibit 1.2 to the Registration Statement, File No.
              33-43502 and incorporated herein by reference).

     1.3   -- Amendment No. 2 to the Agency Agreement (filed as
              Exhibit 1.3 to the Registration Statement, File No.
              33-58744 and incorporated herein by reference).


   **1.4   -- Amendment No. 3 to the Agency Agreement.


    *1.5   -- Underwriting Agreement Standard Provisions(filed as
              Exhibit 1.5 to the Registration Statement No.
              33-59451 ("Registration Statement 33-59451") and incorporated herein by reference).

     4.1 -- Indenture, dated as of December 15, 1989, between the Company and The First National Bank of Chicago, as trustee (filed as Exhibit 4.1 to Registration Statement No. 33-32024 and incorporated herein by reference).

     4.2 -- Forms of Medium-Term Notes (filed as Exhibit 4.2 to the Registration Statement, File No. 33-67556
              ("Registration Statement No. 33-67556") and incorporated herein by reference).

     4.3 -- Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Form 10
              Registration No. 1-9409 (the "Form 10") and incorporated herein by reference).

     4.4   -- By-laws of the Company (filed as Exhibit 3.2 to the
              Form 10 and incorporated herein by reference).

     4.5   -- Form of Common Stock Certificate (filed as Exhibit
              4.3 to the Form 10 and incorporated herein by reference).

     4.6 -- Form of Right Certificate (filed as Exhibit 1 to the Company's Form 8-A Registration Statement, dated March 6, 1990 (the "Form 8-A"), and incorporated herein by reference).

     4.7 -- Rights Agreement, dated as of March 6, 1990, between the Company and Ameritrust Company National
              Association (filed as Exhibit 2 to the Form 8-A and incorporated herein by reference).

     4.8   -- Form of Certificate of Designations of Series A
              Junior Participating Preferred Stock (filed as
              Exhibit 3 to the Form 8-A and incorporated herein by reference).


  ***4.9   -- Form of Warrant Agreement for Debt Securities.

  ***4.10  -- Form of Warrant Certificate for Debt Securities.

  ***4.11  -- Form of Warrant Agreement for Preferred Stock.

  ***4.12  -- Form of Warrant Certificate for Preferred Stock.

  ***4.13  -- Form of Warrant Agreement for Common Stock.


  ***4.14  -- Form of Warrant Certificate for Common Stock.

    *5.1   -- Opinion of Timothy J. Fretthold, Esq., Senior
              Vice-President/Group Executive and General Counsel regarding legality of Offered Securities registered under Registration Statement No. 33-59451

   **5.2  --  Opinion of Timothy J. Fretthold, Esq., Senior Vice-
              President/Group Executive and General Counsel regarding legality of Offered Securities registered under this Registration Statement.


  **12.1  --  Computation of ratio of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the three-month periods ended
              March 31, 1996 and 1995 and for each of the five years ended December 31, 1995.


    15.1  --  Independent Accountants Awareness Letter

    23.1  --  Consent of Price Waterhouse LLP.

    23.2  --  Consent of Timothy J. Fretthold, Esq. (included in
              Exhibit 5.1 and Exhibit 5.2).

    23.3  --  Consent of Deloitte & Touche, L.L.P.

   *24.1  --  Powers of Attorney of directors and officers of the
              Company relating to Registration Statement
              No. 33-59451.

   *24.2  --  Power of Attorney of the Company relating to
              Registration Statement 33-59451.

   *24.3  --  Certified copy of resolutions of the Board of
              Directors of the Company relating to Offered
              Securities registered under Registration
              Statement 33-59451.

 **24.4  --  Powers of Attorney of directors and officers of the
              Company relating to this Registration Statement.


  **24.5  --  Power of Attorney of the Company relating to this
              Registration Statement


  **24.6  --  Certified copies of resolutions of the Board of
              Directors of the Company relating to the Offered
              Securities registered under this registration statement.


  **25.1  --  Statement as to the eligibility of the Trustee under the Indenture.


*  Previously filed as part of Registration Statement No. 33-59451.

** Previously filed.

*** To be filed as an Exhibit to Form 8-K in reference to the specific offering of Securities Warrants to which it relates.



W3151.TW